Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports Third Quarter 2020 Results

TYSONS, VA (November 5, 2020) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the third quarter ended September 30, 2020 and an operational update on COVID-19.

Third quarter financial highlights include:

•	Pro-forma RevPAR was $26.14, a decrease of 86.1% from the same period in 2019, which was an improvement from a 95.9% year-over-year decline reported last quarter;
•	Occupancy for Park’s 33 consolidated hotels open during the entirety of the third quarter was 36.4%;
•	Net loss and net loss attributable to stockholders were both $(276) million;
•	Adjusted EBITDA was $(89) million;
•	Adjusted FFO attributable to stockholders was $(149) million;
•	Diluted loss per share was $(1.17); and
•	Diluted Adjusted FFO per share was $(0.63).

Additional highlights include:

•	Reopened 16 hotels since June, increasing the total number of hotels open to 48 of 60 hotels (80%), or 64% of total room count;
•

Issued $725 million of senior secured notes due 2028 (“2028 Senior Secured Notes”) and utilized the net proceeds to fully repay its $631 million term loan due December 2021 (the “2016 Term Loan”) and $80 million of its revolving credit facility (“Revolver”);

•

Increased commitments under the Revolver by $75 million to $1.075 billion and extended the maturity date for $901 million of the aggregate commitments under the Revolver from December 2021 to December 2023, including all $75 million of the increased Revolver commitments;

•

Amended its bank credit facilities to obtain additional financial covenant relief and increase its carve out for acquisitions funded with equity proceeds from $500 million to $1 billion, among other amended provisions;

•	Continued to take proactive measures to preserve cash and improved Park’s baseline burn rate to approximately $50 million per month; and
•	Amended certain mortgage loan agreements to defer interest and principal payments for three to six months and obtained temporary suspensions from required cash reserves.

Thomas J. Baltimore, Jr., Chairman, President and Chief Executive Officer, stated, “I am extremely proud of the continued proactive efforts by our team as we navigate the severe impact that COVID-19 has had on all facets of our business. During the third quarter, we made significant improvements to our liquidity and balance sheet by reducing our monthly burn rate, completing another successful senior notes offering to pay off our 2016 Term Loan and extending our Revolver, pushing out significant debt maturities until 2023. On the operations front, we continue to make significant progress reopening hotels, and witnessed a steady increase in demand across our portfolio during the third quarter as September occupancy topped 42% for our opened hotels. Although our industry continues to face unprecedented challenges from COVID-19, I am confident that our efforts have positioned Park to get to the other side of this crisis with opportunities to create value for our stockholders.”

Selected Statistical and Financial Information

(unaudited, amounts in millions, except RevPAR, ADR and per share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change(1)		2020	2019	Change(1)
Pro-forma RevPAR	$26.14	$187.93	(86.1)%		$56.64	$185.66	(69.5)%
Pro-forma Occupancy	19.1%	84.7%	(65.6	)% pts	28.9%	82.7%	(53.8	)% pts
Pro-forma ADR	$137.10	$222.04	(38.3)%		$195.78	$224.29	(12.7)%

Pro-forma Total RevPAR	$35.36	$277.40	(87.3)%		$89.14	$282.17	(68.4)%

Net (loss) income	$(276)	$9	NM(2)		$(1,226)	$190	NM(2)
Net (loss) income attributable to stockholders	$(276)	$5	NM(2)		$(1,223)	$183	NM(2)

Adjusted EBITDA	$(89)	$180	NM(2)		$(129)	$563	NM(2)
Pro-forma Hotel Adjusted EBITDA	$(76)	$217	NM(2)		$(95)	$671	NM(2)
Pro-forma Hotel Adjusted EBITDA margin	(81.2)%	28.9%	NM(2)		(13.4)%	29.6%	NM(2)
Adjusted FFO attributable to stockholders	$(149)	$140	NM(2)		$(267)	$440	NM(2)

(Loss) earnings per share - Diluted(1)	$(1.17)	$0.02	NM(2)		$(5.19)	$0.90	NM(2)
Adjusted FFO per share - Diluted(1)	$(0.63)	$0.68	NM(2)		$(1.13)	$2.16	NM(2)
Weighted average shares outstanding - Diluted	235	207	28		236	204	32

(1)	Amounts are calculated based on unrounded numbers.
(2)	Percentage change is not meaningful.

COVID-19 Action Plan Update

The following is an update on the actions Park and its hotel managers have taken to mitigate the effects of COVID-19 on its business:

•

Continued identification of opportunities for alternative sources of revenue, including but not limited to housing for colleges and universities, medical professionals and those associated with professional sporting events.  In addition, certain hotels are providing guest rooms as work spaces;

•

Initiated permanent property-level full-time staff reductions, representing expected future annual savings of up to $70 million throughout the portfolio based on 2019 operations, continuing its efforts to remove costs from the hotel operating model;

•	Reopened 14 hotels during the third quarter, increasing total rooms by 7,278, and an additional 2 hotels thus far in the fourth quarter, increasing total rooms by another 1,466; and
•	Expects to have 50 of 60 hotels open by the end of 2020, or 74% of the total room count, with the remaining 10 suspended hotels expected to reopen in Q1 2021.

The current status of Park’s hotels as of November 5, 2020 is as follows (for a list of status by hotel please see Park’s financial supplement):

Status	Number of Hotels	Total Rooms
Consolidated Open	41	16,831
Consolidated Suspended	12	12,100
Total Consolidated	53	28,931
Unconsolidated Open	7	4,297
Total Hotels	60	33,228

Operational Update

Since the beginning of March, Park has experienced a significant decline in ADR, occupancy, and RevPAR associated with COVID-19 throughout its portfolio, which has resulted in a decline in Park’s operating cash flow. Changes in Pro-forma ADR, Occupancy and RevPAR for each month in 2020 compared to the same period in 2019 and Pro-Forma Occupancy for all of Park’s current 53 consolidated hotels during each month of 2020 are as follows:

	Change in Pro-forma ADR	Change in Pro-forma Occupancy		Change in Pro-forma RevPAR	Pro-forma Occupancy
January	(1.0)%	1.6%	pts	1.2%	73.8%
February	(0.7)	0.9		0.4	79.2
March	(10.1)	(49.4)		(63.8)	33.3
Q1	(2.5)	(16.0)		(22.6)	61.7

April	(47.0)	(80.9)		(97.6)	3.9
May	(54.1)	(79.9)		(97.3)	4.9
June	(36.5)	(78.5)		(93.0)	9.7
Q2	(43.2)	(79.8)		(95.9)	6.1

July	(31.7)	(71.3)		(88.3)	14.7
August	(38.1)	(65.5)		(85.4)	20.3
September	(43.0)	(59.7)		(84.5)	22.3
Q3	(38.3)	(65.6)		(86.1)	19.1

Changes in Pro-forma ADR, Occupancy and RevPAR for each month in 2020 compared to the same period in 2019 and Pro-forma Occupancy for 2020 for consolidated hotels open during the entirety of each month are as follows:

	Number of Consolidated Hotels Open	Change in Pro-forma ADR	Change in Pro-Forma Occupancy		Change in Pro-Forma RevPAR	Pro-forma Occupancy
January	53	(1.0)%	1.6%	pts	1.2%	73.8%
February	53	(0.7)	0.9		0.4	79.2
March	25	(13.2)	(44.9)		(60.9)	36.9
April	18	(41.8)	(72.1)		(90.3)	14.4
May	18	(49.7)	(65.7)		(88.1)	20.4
June	22	(48.6)	(58.5)		(82.5)	30.2
July	33	(24.3)	(53.4)		(71.5)	32.3
August	37	(28.6)	(42.2)		(65.8)	38.8
September	37	(36.5)	(37.2)		(66.2)	42.3

Park’s estimated hotel level break-even occupancy is 35% to 40%, assuming a 15% to 20% decrease in ADR compared to the comparable period in 2019. For the third quarter, Park had 12 hotels reach operational break-even levels.

During the third quarter, group, transient and contract revenue represented 13%, 72% and 15%, respectively, of our business compared to 27%, 67% and 6% in the third quarter of 2019. Additionally, within the transient segment, business and leisure represented 35% and 65%, respectively, compared to 43% and 57% during the third quarter of 2019. Park recognized approximately $2 million of cancellation and attrition revenue during the third quarter.

The current operating status for each of the Company’s key markets is as follows:

•

Hawaii: Hawaii reopened to tourism on October 15th and with the exclusion of the Big Island, guests may bypass the state’s 14-day quarantine period if certain protocols are followed upon arrival.  Both the Hilton Waikoloa Village and

Hilton Hawaiian Village remain suspended; however, Park is monitoring demand and currently expects to reopen the hotels during the fourth quarter of 2020;
•

San Francisco: Although the city allowed hotels to reopen for leisure travel in September, four of Park’s San Francisco hotels remain suspended, while the JW Marriott San Francisco Union Square and Hyatt Centric Fisherman's Wharf remained open, primarily housing medical personnel and airline crew;

•

Orlando: All of Park’s Orlando hotels have reopened and the Waldorf Astoria Orlando benefited from the National Basketball Association’s events in the area with an occupancy rate of over 70% during the quarter; the Hilton Bonnet Creek successfully hosted several small group events during the third quarter utilizing Hilton’s EventReady protocols;

•

New Orleans: Both the Hilton New Orleans Riverside and the W New Orleans – French Quarter reopened during the third quarter as the city continued its phased reopening.  The Hilton New Orleans Riverside secured several non-traditional business opportunities including Hurricane Laura evacuee housing and a contract to house college students resulting in occupancy of over 40% at this hotel during the quarter;

•	Boston: All of Park’s Boston hotels are open with demand from airline crews and an increase in transient demand;
•	New York: As New York continues to have restrictions on certain out-of-state travelers and limits on gatherings, the Hilton New York’s operations remain suspended;
•

Southern California: All of Park’s hotels in Southern California have re-opened and benefited during the quarter from optimal weather conditions and being located in drive-to market destinations, resulting in an increase in occupancy of 30 percentage points from the second quarter.  Occupancy at the Hilton Santa Barbara Beachfront Resort was over 60% for the quarter;

•

Chicago: The W Chicago – Lakeshore and Hilton Chicago/Oak Brook Suites remained open primarily due to demand from airline crews and transient demand from summer leisure travelers. Both the state of Illinois and the city of Chicago have maintained travel and event restrictions, including a 14-day quarantine period for certain travelers and restrictions on large gatherings, and as a result, both the Hilton Chicago and W Chicago City Center are likely to remain suspended for the balance of the year;

•

Key West: Casa Marina, A Waldorf Astoria Resort, and The Reach Key West, Curio Collection, both of which resumed operations in June, benefited from strong transient demand from leisure travelers, resulting in occupancy of nearly 60% for the quarter;

•	Denver: The Hilton Denver reopened in July as the city eased its restrictions and the hotel benefited from transient demand, resulting in occupancy of 30% for the quarter;
•

Miami: Both of Park’s Miami hotels, the Royal Palm South Beach Miami and Hilton Miami Airport, were open for the entire quarter and are benefiting from transient demand, resulting in occupancy of nearly 30% for the quarter;

•

Washington, D.C.: Although Washington, D.C. requires a 14-day quarantine period for non-essential travelers from deemed high-risk states, all of Park’s hotels are open with demand primarily from airline crews; and

•	Seattle: Two of Park’s three Seattle hotels are open based on demand from airline crews and local business transient travel, with the two airport hotels consolidating operations.

Balance Sheet and Liquidity

Park’s Net Debt as of September 30, 2020 was $4.2 billion. With total cash and cash equivalents as of September 30, 2020 of $1.2 billion, including $35 million of restricted cash, Park is maintaining higher than historical cash levels due to the continued uncertainty surrounding COVID-19.  As a result of the proactive measures taken by Park’s team and its hotel managers to dramatically reduce costs, coupled with recent capital raises, including the issuance of $650 million of 2025 Senior Secured Notes in May and $725 million of 2028 Senior Secured Notes in September, Park believes it has sufficient liquidity to satisfy its short-term liquidity obligations even though certain of the Company’s hotels are operating at limited capacity and certain hotels continue to suspend operations.

With total liquidity of $1.6 billion as of September 30, 2020, including $474 million of available capacity remaining on the Revolver, and a burn rate of approximately $50 million per month, which takes into account current operations from both open and suspended hotels and uses an accrual-based methodology, Park estimates it currently has over two and half years of liquidity available to meet its financial obligations. The estimated burn rate amount does not take into account capital expenditures (which were reduced by 75% in 2020 to approximately $4 million per month) or any possible alternative sources of revenue that may arise, any hotel property dispositions for the remainder of the year or any payment of future cash dividends, if any. Additionally, the estimated burn rate amount has not been reduced by any amount available to Park under existing or future debt facilities, or proceeds from issuance of any additional debt, equity or equity-linked securities.

Park continues to take proactive measures to reduce the near-term burn rate, including deferral of payments, hiring freezes and other cost reduction measures.

Additionally, in September 2020, Park further amended its credit facilities to extend the waiver period for the testing of its financial covenants to the date the financial statements are delivered for the quarter ended March 31, 2022.  As part of the amendment process, Park (i) increased commitments under the Revolver by $75 million to $1.075 billion and extended the maturity date with respect to $901 million of the aggregate commitments for two years to December 2023, including all $75 million of the increased Revolver commitments, (ii) extended the temporary periods for which certain financial covenants are adjusted once quarterly testing of financial covenants resumes, (iii) increased the mandatory repayment carve out for equity issuances from $500 million to $1 billion, so long as proceeds from the issuances are used for capital expenditures and hotel acquisitions that become part of the unencumbered pool and (iv) extended the minimum liquidity covenant and maintained the existing guarantees and pledges of equity interests in certain subsidiaries subject to specific conditions, among other amended provisions. Additionally, during the second and third quarters of 2020, Park amended certain mortgage loan agreements to defer interest and principal payments for three to six months and obtained temporary suspensions from required cash reserves.

Park had the following debt outstanding as of September 30, 2020:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of September 30, 2020
Fixed Rate Debt
Mortgage loan	DoubleTree Hotel Spokane City Center	3.55%	October 2020(1)	$12
Mortgage loan	Hilton Denver City Center	4.90%	August 2022(2)	60
Mortgage loan	Hilton Checkers Los Angeles	4.11%	March 2023	27
Mortgage loan	W Chicago - City Center	4.25%	August 2023	76
Commercial mortgage-backed securities loan	Hilton San Francisco Union Square, Parc 55 San Francisco - a Hilton Hotel	4.11%	November 2023	725
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	140
Commercial mortgage-backed securities loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	165
2025 Senior Secured Notes		7.50%	June 2025	650
2028 Senior Secured Notes		5.88%	October 2028	725
Finance lease obligations		3.07%	2021 to 2022	1
Total Fixed Rate Debt		5.06%(3)		3,856

Variable Rate Debt
Revolving credit facility(4)(5)	Unsecured	L + 3.00%	2021 to 2023(6)	601
2016 Term Loan(7)	Unsecured	N/A	December 2021	—
Mortgage loan	DoubleTree Hotel Ontario Airport	L + 2.25%	May 2022	30
2019 Term Facility(4)(8)	Unsecured	L + 2.65%	September 2024	670
Total Variable Rate Debt		3.08%(3)		1,301

Add: unamortized premium				4
Less: unamortized deferred financing costs and discount				(40)
Total Debt(9)		4.63%(3)		$5,121

(1)

Park is actively negotiating a one-year maturity date extension to October 2021. The loan was not paid in full at its originally scheduled maturity date in October 2020 due to current market conditions. Failure to pay off the loan constitutes an event of default; however, Park has not received, nor does it expect to receive, notice of the lenders’ intent to foreclose.

(2)	The loan matures in August 2042 but is callable by the lender beginning August 2022.
(3)	Calculated on a weighted average basis.
(4)	In May 2020, Park amended its credit and term loan facilities, which added a LIBOR floor of 25 basis points.
(5)	During September 2020, Park repaid $80 million of the Revolver.
(6)

In September 2020, Park increased its aggregate commitments under the Revolver by $75 million to $1.075 billion and extended the maturity date with respect to $901 million of the aggregate commitments for two years to December 2023, including all $75 million of the increased Revolver commitments. The maturity date for the remaining $174 million of commitments under the Revolver is December 2021.

(7)

The 2016 Term Loan was entered into in December 2016 with a maturity date of December 2021. Park fully repaid the 2016 Term Loan in September 2020 using the proceeds from the 2028 Senior Secured Notes.

(8)

In August 2019, the Company, Park Intermediate Holdings LLC and PK Domestic Property LLC entered into a credit agreement with Bank of America, N.A. and certain other lenders, providing a $950 million unsecured delayed draw term loan facility (the”2019 Term Facility”), with the $850 million, five-year delayed draw term loan tranche fully drawn on September 18, 2019 to fund the merger with Chesapeake Lodging Trust (“Chesapeake”).  The

$100 million, two-year delayed draw term loan tranche was unfunded and the commitments thereunder terminated on September 18, 2019. On December 31, 2019, Park repaid $180 million of the 2019 Term Facility.

(9)	Excludes $225 million of Park’s share of debt of its unconsolidated joint ventures.

Dividends

As a precautionary measure in light of COVID-19, Park has suspended dividend payments following the payment of its first quarter 2020 dividend until such time that Park’s Board of Directors determines a year-end dividend, if any.

Full-Year 2020 Outlook

Given the continued economic uncertainty, travel restrictions and rapidly-changing circumstances related to the COVID-19 pandemic, in March 2020, Park withdrew its previously issued 2020 guidance.  Park is not providing an updated outlook at this time.

The Company’s ability to predict future operating results is significantly impacted by the current COVID-19 pandemic. Park expects that the trends affecting the economy will continue to depress hotel operating results across the portfolio. The economic environment lacks sufficient clarity at this time to provide accurate guidance.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss third quarter 2020 results on November 6, 2020 beginning at 11 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ Third Quarter 2020 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay and transcript of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration and payment of future dividends, and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events. Currently, one of the most significant factors is the potential adverse effect of COVID-19, including possible resurgences, on the Company’s financial condition, results of operations, cash flows and performance, its hotel management companies and its hotels’ tenants, and the global economy and financial markets. The extent to which COVID-19 impacts the Company, its hotel managers, tenants and guests at the Company’s hotels will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its effect, additional closures that may be mandated or advisable even after the reopening of certain of the Company’s hotels on a limited basis, whether due to an increased number of COVID-19 cases or otherwise, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and Annual Report on Form 10-K for the year ended December 31, 2019, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

About Park

Park is the second largest publicly traded lodging REIT with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 60 premium-branded hotels and resorts with over 33,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in millions, except share and per share data)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Property and equipment, net	$9,255	$9,594
Assets held for sale, net	—	71
Investments in affiliates	17	35
Goodwill	—	607
Intangibles, net	45	46
Cash and cash equivalents	1,134	346
Restricted cash	35	40
Accounts receivable, net of allowance for doubtful accounts of $4 and $2	36	180
Prepaid expenses	43	83
Other assets	53	40
Operating lease right-of-use assets	235	248
TOTAL ASSETS (variable interest entities - $234 and $242)	$10,853	$11,290
LIABILITIES AND EQUITY
Liabilities
Debt	$5,121	$3,871
Accounts payable and accrued expenses	168	217
Due to hotel managers	102	159
Deferred income tax liabilities	34	50
Other liabilities	124	282
Operating lease liabilities	249	260
Total liabilities (variable interest entities - $217 and $219)	5,798	4,839

Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 235,914,952 shares issued and 235,613,445 shares outstanding as of September 30, 2020 and 239,589,639 shares issued and 239,386,877 shares outstanding as of December 31, 2019	2	2
Additional paid-in capital	4,512	4,575
Retained earnings	595	1,922
Accumulated other comprehensive loss	(5)	(3)
Total stockholders' equity	5,104	6,496
Noncontrolling interests	(49)	(45)
Total equity	5,055	6,451
TOTAL LIABILITIES AND EQUITY	$10,853	$11,290

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Rooms	$70	$430	$453	$1,267
Food and beverage	10	156	174	534
Ancillary hotel	15	64	87	174
Other	3	22	25	59
Total revenues	98	672	739	2,034

Operating expenses
Rooms	30	114	162	334
Food and beverage	18	117	155	371
Other departmental and support	64	153	296	453
Other property-level	84	54	200	152
Management fees	2	32	27	101
Impairment and casualty loss, net	2	8	696	8
Depreciation and amortization	75	61	225	184
Corporate general and administrative	13	14	42	47
Acquisition costs	9	59	10	65
Other	6	23	31	61
Total expenses	303	635	1,844	1,776

(Loss) gain on sales of assets, net	(1)	1	62	20

Operating (loss) income	(206)	38	(1,043)	278

Interest income	—	2	2	5
Interest expense	(59)	(33)	(149)	(98)
Equity in (losses) earnings from investments in affiliates	(7)	3	(16)	18
Other loss, net	(3)	(1)	(6)	(1)

(Loss) income before income taxes	(275)	9	(1,212)	202
Income tax expense	(1)	—	(14)	(12)
Net (loss) income	(276)	9	(1,226)	190
Net loss (income) attributable to noncontrolling interests	—	(4)	3	(7)
Net (loss) income attributable to stockholders	$(276)	$5	$(1,223)	$183

(Loss) Earnings per share:
(Loss) Earnings per share - Basic	$(1.17)	$0.02	$(5.19)	$0.90
(Loss) Earnings per share - Diluted	$(1.17)	$0.02	$(5.19)	$0.90

Weighted average shares outstanding - Basic	235	206	236	203
Weighted average shares outstanding - Diluted	235	207	236	204

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(276)	$9	$(1,226)	$190
Depreciation and amortization expense	75	61	225	184
Interest income	—	(2)	(2)	(5)
Interest expense	59	33	149	98
Income tax expense	1	—	14	12
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	2	7	11	19
EBITDA	(139)	108	(829)	498
Loss (gain) on sales of assets, net	1	(1)	(62)	(20)
Acquisition costs	9	59	10	65
Severance expense	24	—	26	2
Share-based compensation expense	4	4	10	12
Impairment and casualty loss, net	2	8	696	8
Other items	10	2	20	(2)
Adjusted EBITDA	$(89)	$180	$(129)	$563

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

PRO-FORMA HOTEL ADJUSTED EBITDA AND

PRO-FORMA HOTEL ADJUSTED EBITDA MARGIN(1)

(unaudited, dollars in millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Adjusted EBITDA(2)	$(89)	180	$(129)	$563
Less: Adjusted EBITDA from investments in affiliates	2	(9)	2	(31)
Add: All other(3)	11	12	34	41
Hotel Adjusted EBITDA	(76)	183	(93)	573
Add: Adjusted EBITDA from hotels acquired(1)	—	39	—	129
Less: Adjusted EBITDA from hotels disposed of	—	(5)	(2)	(31)
Pro-forma Hotel Adjusted EBITDA(1)	$(76)	$217	$(95)	$671

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Total Revenues	$98	$672	$739	$2,034
Less: Other revenue	(3)	(22)	(25)	(59)
Add: Revenues from hotels acquired(1)	—	125	—	405
Less: Revenues from hotels disposed of	—	(25)	(6)	(116)
Pro-forma Hotel Revenues(1)	$95	$750	$708	$2,264

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2020	2019	Change(4)	2020	2019	Change(4)
Pro-forma Hotel Revenues(1)	$95	$750	(87.5)%	$708	$2,264	(68.8)%
Pro-forma Hotel Adjusted EBITDA(1)	$(76)	$217	NM(5)	$(95)	$671	NM(5)
Pro-forma Hotel Adjusted EBITDA margin(1)(4)	(81.2)%	28.9%	NM(5)	(13.4)%	29.6%	NM(5)
_____________________________________________________________
(1) Assumes hotels were acquired on January 1, 2019.
(2) Includes EBITDA of $8 million for both the three and nine months ended September 30, 2019, for the period of ownership of the Chesapeake hotels between September 18, 2019 and September 30, 2019.

(3)    Includes other revenues and other expenses, non-income taxes on TRS leases included in other property-level expenses and corporate general and administrative expenses in the condensed consolidated statements of operations.

(4) Percentages are calculated based on unrounded numbers.
(5) Percentage change is not meaningful.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO AND ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net (loss) income attributable to stockholders	$(276)	$5	$(1,223)	$183
Depreciation and amortization expense	75	61	225	184
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(3)	(3)
Loss (gain) on sales of assets, net	1	(1)	(62)	(20)
Gain on sale of investments in affiliates(1)	—	—	(1)	—
Impairment loss	2	—	697	—
Equity investment adjustments:
Equity in losses (earnings) from investments in affiliates	7	(3)	16	(18)
Pro rata FFO of investments in affiliates	(5)	6	(9)	27
Nareit FFO attributable to stockholders	(197)	67	(360)	353
Casualty loss (gain), net	—	7	(1)	7
Acquisition costs	9	59	10	65
Severance expense	24	—	26	2
Share-based compensation expense	4	4	10	12
Other items(2)	11	3	48	1
Adjusted FFO attributable to stockholders	$(149)	$140	$(267)	$440
Nareit FFO per share - Diluted(3)	$(0.84)	$0.33	$(1.53)	$1.73
Adjusted FFO per share - Diluted(3)	$(0.63)	$0.68	$(1.13)	$2.16
Weighted average shares outstanding - Diluted	235	207	236	204

(1)	Included in other loss, net in the condensed consolidated statements of operations.
(2)	The nine months ended September 30, 2020, includes $30 million of tax expense recognized from hotels sold during the period.
(3)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NET DEBT

(unaudited, in millions)
September 30, 2020
Debt	$5,121
Add: unamortized deferred financing costs and discount	40
Less: unamortized premium	(4)
Long-term debt, including current maturities and excluding unamortized deferred financing cost, premiums and discounts	5,157
Add: Park's share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	225
Less: cash and cash equivalents	(1,134)
Less: restricted cash	(35)
Net debt	$4,213

PARK HOTELS & RESORTS INC.

DEFINITIONS

Pro-forma

The Company presents certain data for its consolidated hotels on a pro-forma hotel basis as supplemental information for investors: Pro-forma Hotel Revenues, Pro-forma RevPAR, Pro-forma Total RevPAR, Pro-forma Occupancy, Pro-forma ADR, Pro-forma Hotel Adjusted EBITDA and Pro-forma Hotel Adjusted EBITDA Margin.  The Company presents pro-forma hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s pro-forma metrics exclude results from property dispositions and include results from property acquisitions as though such acquisitions occurred on January 1, 2019.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin

Earnings (loss) before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings (losses) from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude:

•	Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•	Costs associated with hotel acquisitions or dispositions expensed during the period;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty gains or losses;
•	Impairment losses; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels but excluding hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP.

Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders Nareit FFO per share - diluted and Adjusted FFO per share - diluted

Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income or loss attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•	Costs associated with hotel acquisitions or dispositions expensed during the period;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty gains or losses; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

The Company believes Net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of Park’s hotels as a result of COVID-19, unless otherwise noted. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of Park’s hotels as a result of COVID-19. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.

Total RevPAR

Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of Park’s hotels as a result of COVID-19. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.

References to RevPAR, Total RevPAR and ADR are presented on a currency neutral basis (prior periods are reflected using current period exchange rates), unless otherwise noted.